Issuer Free Writing Prospectus filed pursuant to Rule 433
Supplementing the Prospectus Supplement dated August 25, 2022 and the Prospectus dated January 22, 2021
Registration No. 333-252342

ln come Dri ve r N o tes Accelerate your investments Toyoto l='inonciol Services' lncomeDriver Not es • offers you on opportunity to invest with o company you believe in ond o partner youcon trusL , , ; . , , .r . . ' . , , ,· _ -- . ,... 7 . - . -- :. OV!;.RVl!;.W !='!;.ATUR!;.S G!;.T START!;.D PROGRAM DOCUM!;.NTS l='AQS Questions? Ca l l l - 844 -- 4M -- M 7 3 LOGIN Overview Our ln come D r i ver N otes® poy a competitive i nterest rate and are re d eemable at any t i me. lncome D r i ver Notes® are not a b an k acco u nt or a money mar k et f und an d are not != D IC - in su r e d . ln c o m e D r i ve r N o t e s® are offered i n the U .S . only, and only by means of a grosf;>e cl u s . < > No l ong - t er m com m i t ments Do il y i nt erest outo mo l ical l y re in vested mo nt h l y S i m pl e onl i ne enro l lment Why choose lncomeDriver Notes®? MIGMER RETURNS EASY INITIAL INVESTMENT SIMPLE ACCESS TO UNDS Ƒ ming is easie r w i th higher interest roles t h an lypic Ƒ I saving, occcxmh A ll i i l a k es is $500 l os l ar l e a rn i ng w i th u s No long - term commitment, so you ca n spend yO<Jr money how y o u li ke, whe n you like A smarter way to invest Rate Co mpa ris o n ' Compare lncomeDriver No t es • rates to those of other popular investment options and see how you can start making more of your inve stme nls . 2 4 . 5 0 % I n co m e Driver Money Market No t es 0.44% 0 .0 6 % I n t e r e s t Checking 'As of J a nua,y 1 7 t h 2023. n a ti on a l ro!es lo , Money Mo,lcel and l n t en,s l Checking ace co l cu l oled wit M n a n annua l peccenlage yie l d . T his i nlonno H on i s based upon the roles pub l ished by t he hade rnl Depos i t l n su rnnce Cmporo!ion ' l nc om e Dcive, N o t e ,. d o not cons a t ute a savings, deposit a, ot hec ba nk occounl and ace not i n su . - ed by o r subject t o the prn ted i on of l he e,Je rn l Depo,a l nsurnnce Co<j>orntion. The l ncomeDrive c N ole, orenot a mooey mockel fund. which ore typica l l y divecs i Red fun d s consisting o f short - lenn debt securi t ie s o f many i ssuecs, a od l he re lore d o no t m e e t t he dNersi R catioos and inveslment quo l ,ly st a ndards se t loc!h lo , m oney mmkel fund, by l he l nveslment Compony Act of 1940. Get started today It's never too late, or too ear l y,to beg i n i nvesting with a trusted partner l i ke Toyota != i n a n c i a l Services. Take a look at how s i mp l e i t is to start. C D 0 VE:IHl'V YOUD E:LI G IBILI TV l ncomeD , iv e r No t es• ac e availob le l o i n d iv i du al , and en! i l ie, with a U. S address and o SS N ac l' edero l To, I D nu mb e r. LUl:!N ABOUT YOUR INVE:STME'.NT ev i ew ! he The p ros p ectus i s the l ega l document we Ri ed w a h l he Secu r i ti es a n d £.change Comm i ss i on (SK) !ho t p c ov i de, detoi l , about T oyolo Mot ac C. - ed ; t Co<j>Orotion a nd ou c ln c o meD , N e r N o te,. p ro g ro m. wh ic h rrx,y he l p you make o more in f or m ed decision. 0 C OMPL E:TE: TM!;. E:NROLJ.M!;.NT APPLICATION \ li s i l ou c se c u re enro l l men! website t o comp l el e yom enro ll ment opp l ic o l i on a,..J e l ectron i co l l y f und you , i n i ti al invest m ent f , om your U . S. bank account. Cash and c he c ks conno l be occep l ed. 0 STAl:!T IN V E'.STING You w i ll e a m do i l y i nte re st o n y o u r pdocipo l i nvestment. You , i nte re st w i ll be aulom a l ico l ly reinves!ed at l heend o f eoch mon!h i;_NROLL NOW Program documents ENROLLMENT PriYocy Nol ie@ VIE'.W Te<m s of Us@ V IE'.W Ej Pr q n >@cl u s VIE'.W ACCOUNT CHANGE FORMS ® Updol@ your prnfll@ or honk occoo,nt i nl o, - mol ia n VIE'.W RetiU@ o custodial i nvt>sl m@nt V IE'.W Aulhorin> on All om@y - in • l=' ocl , Guard i an , or Conservalo, - VIE'.W CORPORATE RESOLUTION ld@ntify i ndi Yid uol s who con transocl on co, - pora t e, 1. - u s t , or portn.., s hip Nat .... VIE'.W requently asked questions 0 What a r e ln c omeDri v e r Not es <tl ? T he l n co m e D r ive r N o l e s ® program is a d irect investment in senior notes issued b y Toyo t a Motor Credi t Corporation (" T MCC"). l ncomeDr i ver Notes ® pay a variable role of i n teresta n d ore redeema b le ol a n yl i me. l ncomeDr i ver Notes " arenot o b ankaccou n t or a money mar k et fun d a n d ore n ot !=DIC i n sure d . l ncomeD r i ver No tes ® ore offered in the U .S. o n ly, and only by means of a p r osf!ect u s . R ev i ew the prosf!ectu s before you i nvest. 0 Am I e li gib le t o m ak e an lnc o m eD r i v er N o t es ® i n v e st m e n t ? I n d i v i d ua ls a n d e n t i tie s w i th a valid Socia l Security num b er (SSN) or U.S. federal taxpayer i dent i fication num b er (TIN) and a U.S. address are e l ig i ble. l n come D r i ver Nol es ® may be he l d i nd i vid ua ll y or jointly, among up lo three i n div i duals, or by corporat i ons, pa rt nersh i p s, lim i ted liability companies, firms, associations, or os custodial or trust i n vestm ents. 0 What i s the int e re s t ra te ? T he curre n t interest role is 4 .50%. The interest role is var i able and subject lo change al any lime. I n terest is compounded do i ly al the role in effect each day, b ased on o 36S/366 - doy yea r. 0 Are lnc o m eD r i v e r N ot es ® F D I C - in su r e d ? No, lncomeDriver Noles® ore n ot a sav i ng s, deposit or ot h er ban k account and ore not i n sured by or sub j ect lo the protection of the != ed e ro l Deposit I nsura nce Corporation. 0 W he re c a n I l e ar n m or e ab o ut To y o t a M o t or C r edit C o r p or a t i o n ? Toyola Motor Cred i t Corporation, wh i c h does busi n ess under the Toyolo !=i n o n ci o l Services ( T!= S) ser v i ce mark, is one of the largest consumer fi n a n ce companies in the U.S. and o n e of t h e hi g h est roted captive auto finance companies in the world. != o r in fo r ma t i o n about earnings results, fi l i n gs w i th t h e Securities and E:xc h o n ge Commission, and company presentations, visit our Investo r Relation s Center . 0 H o w c an I c ont a c t the ln co m e D r i ve r N o t e s * Cu s t o m e r S e rv i ce C ent er ? You can contact the l ncomeDr i ver Notes ® Customer Service Center ot 1 - 844 - 464 - 4673 . Our represe n ta ti ves are ava i lab l e M o n day through !=ridoy b et wee n 8 a.m. a n d 7 p.m. ( E: T). You can also rev i ew more frequently asked questions by clic k ing he r e . FINANCIAL SERVICES lncomeDriver Notes " T oyolo inoncio l Ser,ice, i so ser,ice mmk used to mockel lhe p roducts of T oyolo Mo tor C. - ed a Cocporolion and lncomeD rivec No l es is a cegis!e. - ed trodemo,k of T oyota Motor C. - ed a Cocporolion T oyolo Motoc C. - ed ; t Cocporotion ('TM CC" ) ho s fi l e d o regis trol io n s ! at ement ( i n clud i ngo prospeclus ) with the S ecu ri ties and £ , chang e Commission ( "S £C") lo, l heoffe ring l o which l h communication re la tes. Befo re you i nves t . youshould read l he p rospectus in that registro tion statement and other document, T MCC ho, R ie d with the S £C lo, more complete i nlo c mot io n about TMCC and t h i s o ffe ri n g . You moy gel t hese documen h lo , fcee by v isi t i ng the S £C webs i t e al www. , oc.!I!! • or by down l oad i ng them here . AltemotNe l y . TMCC wi l l arrange ! o send you the prnspectus i f you fe<1Ues t a by co l l ; n g 1 - 844 - <164 - <1673. ln comeD rivec Notes me u nsecu. - ed debt o b l igot ions so lely of T MCC and ace not ob l iga l i on s o f , oc direct l y oc i ndirectly guarnnleed . by Toyola Mota, Co<j>Orotion. Toyota ino ncio l Ser, ices Cocpmalion, ac any o f l he ic res p ectiv e offi liotes . T he l ncomeD , N e r N o t es • w i l l hove the bene fit o f , . - ed ; t supporl ogreemenh as described in t he och, ,Ri e d w i th l he S£C. lncomeD , iv er Notes do not constitute o savings, d epo, a or other bank accou n t and orenot iosuced by oc subject l o theprotection of t he l' e de ro l Deposit l nsuronce Cocporolion. l ncomeD ri vec Nole, ore nolo m oney mmkel fund. which me ty p ica l l y divecsiRed funds consis i tng of shorMecm debt secu ri tie s of many issuecs. and l he re lore do no t m e e t t he dNecsiRcation and inves lm ent uo l a y,taodords sel lo,th for mooey mmkel fund, by the lnves lm ent Company Act of 194 0 .

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